PRESS RELEASE
NYSE: CIM
CHIMERA INVESTMENT CORPORATION
520 Madison Avenue
New York, New York 10022
_________________________________________________________________________________________________

Investor Relations
888-895-6557
www.chimerareit.com
FOR IMMEDIATE RELEASE

CHIMERA DECLARES THIRD QUARTER 2020 COMMON STOCK DIVIDEND
BOARD DECLARES THIRD QUARTER 2020 DIVIDEND OF $0.30 PER SHARE OF COMMON STOCK
The Board of Directors of Chimera Investment Corporation announced the declaration of its third quarter cash dividend of $0.30 per common share. The dividend is payable October 29, 2020 to common stockholders of record on September 29, 2020. The ex-dividend date is September 28, 2020.